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                                                                    EXHIBIT 23.2



                     [FORM OF INDEPENDENT AUDITORS' CONSENT]






        We consent to the incorporation by reference in this Registration Statement of D&N Financial Corporation and D&N Capital Corporation on Form S-8 of our report dated January 22, 1998 on our audits of the financial statements of D&N Financial Corporation and Subsidiary as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 and our report dated January 22, 1998 on our audit of the financial statements of D&N Capital Corporation as of December 31, 1997 and for the year then ended.


                                               /s/ Coopers & Lybrand L.L.P.

                                               COOPERS & LYBRAND L.L.P.

Detroit, Michigan
April 15, 1998